UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2005

Hanover Compressor Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13071	76-0625124

(Commission File Number)	(I.R.S. Employer Identification No.)

12001 North Houston Rosslyn,
Houston, Texas	77086

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 447-8787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX
Letter to Brian Matusek

Item 1.01. Entry into a Material Definitive Agreement

The disclosure under Item 5.02 of this report is also responsive to Item 1.01 hereof and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On April 18, 2005, Hanover Compressor Company announced the appointment of Mr. Brian A. Matusek to the position of Senior Vice President U.S. Operations and Global Services effective May 1, 2005. Mr. Matusek will lead a team responsible for U.S. operations and for Hanover’s U.S. and Canadian product service lines. Additionally, Mr. Matusek will lead Hanover’s newly established Global Services group dedicated to optimizing global services delivery of quality assurance, project management, engineering, operations support, asset management and supply chain.

      Brian A. Matusek, 46, joined the Company in September 2003 serving in the position of Vice President of Marketing, Product Development & Domestic Sales. In January 2004, Mr. Matusek was appointed Vice President Marketing and Strategic Development and served in that role until his recent appointment. Prior to joining Hanover, Mr. Matusek was in various senior managerial roles with Schlumberger from September 1998 through September 2003, including leadership roles in Schlumberger’s compression and production systems product line and artificial lift product line. Before joining Schlumberger as part of its purchase of Camco International, Inc. (“Camco”) Mr. Matusek served as Vice President-International Business of Camco for one of its product lines. Prior to Camco’s 1997 purchase of Production Operators, Inc. (“POI”), Mr. Matusek was with POI for over 16 years in various management positions including Vice President International Operations. Mr. Matusek is a 1981 graduate of the University of Texas at Austin, where he received a B.S. in civil engineering.

      In his new position, Mr. Matusek’s annual base salary is $275,000. Mr. Matusek is also eligible to receive an annual bonus of up to 50% of his annual base salary based upon his personal performance and the performance of the Company as determined by the Board of Directors. In addition, on January 13, 2004, the Board of Directors adopted a resolution approving change of control protection for several executives, including Mr. Matusek. The resolution provides that Mr. Matusek is eligible for a change of control payment of one times the sum of his base salary and target bonus. No formal agreement documenting such arrangement has been entered into with Mr. Matusek although these arrangements are currently under review. Additionally, at the same time the Board approved change in control protection to all employees to provide accelerated vesting of all long-term incentives and vesting of the Company’s match under the Hanover 401(k) Plan. Mr. Matusek would benefit from such resolution in the event of a change in control of Hanover.

Item 9.01 Financial Statements and Exhibits

(a) not applicable

(b) not applicable

(c) Exhibits.

Number	Description of Exhibit

10.1 Letter to Brian Matusek regarding employment terms

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY
Date: April 18, 2005	By:	/s/ John E. Jackson
		Name:	John E. Jackson
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter to Brian Matusek regarding Employment Terms